Exhibit 10.53

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of July 29, 2019, by and between SILICON VALLEY BANK, a California corporation, with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and BRIGHTCOVE INC., a Delaware corporation with its principal place of business located at 290 Congress Street, Boston, Massachusetts 02210 (“Borrower”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 14, 2018, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of December 14, 2018, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 29, 2019 (as has been and as may be further amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.
DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, as amended, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3.
DESCRIPTION OF CHANGE IN TERMS.
A.
Modifications to Loan Agreement.
1
The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.1 thereof:

“Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”),”

and inserting in lieu thereof the following:

“Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”),”

2
The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.3 thereof:

“Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary), except for Permitted Acquisitions.”

and inserting in lieu thereof the following:

“Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division), except for Permitted Acquisitions.”

3
The Loan Agreement shall be amended by deleting the following text, appearing in subsection (e) in the definition of “Permitted Investments” in Section 13.1 thereof:

“and (vi) foreign Subsidiaries, other than Brightcove S. De R.L. de C.V., formed after the Effective Date, for the ordinary and necessary current operating expenses of such foreign Subsidiaries in an aggregate amount (for all such Investments in all such Subsidiaries) not to exceed One Million Dollars ($1,000,000.00) per calendar year.”

and inserting in lieu thereof the following:

“, (vi) TV App Agency Unipessoal, Lda. (Zona Franca da Madeira), Borrower’s Subsidiary organized under the laws of Portugal, for the ordinary and necessary current operating expenses of such Subsidiary, in an aggregate amount not to exceed Two Million Dollars ($2,000,000.00) per calendar year and (vii) foreign Subsidiaries, other than Brightcove S. De R.L. de C.V., formed after the Effective Date, for the ordinary and necessary current operating expenses of such foreign Subsidiaries in an aggregate amount (for all such Investments in all such Subsidiaries) not to exceed One Million Dollars ($1,000,000.00) per calendar year.”

4
The Loan Agreement shall be amended by inserting the following new definition, appearing alphabetically in Section 13.1 thereof:

“ “Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.”

B.
Consent to Acquisition. Borrower has informed Bank that Borrower intends to purchase one hundred percent (100.0%) of the equity interests of TV App Agency Ltd., a private limited company incorporated under the laws of England and Wales (“Target”), pursuant to that certain Share Purchase Agreement by and among Borrower, Target and the Sellers (as defined in the Purchase Agreement) substantially in the form attached as Schedule 1 hereto (the “Purchase Agreement”) (the “Acquisition”). Pursuant to Section 7.3 of the Loan Agreement, Bank hereby consents to the Acquisition, provided, however, Bank’s consent is expressly conditioned upon (a) Borrower not assuming or incurring any Indebtedness or Liens in connection with the Acquisition, (b) Borrower not using or transferring any of its cash or other property in connection with the Acquisition except for (i) the payments of cash and stock consideration made on or prior to the date that is eighteen (18) months from the closing of the Acquisition as set forth in the Purchase Agreement and (ii) payments made in satisfaction of indemnification obligations of Borrower as set forth in the Purchase Agreement, (c) Borrower being the exact same legal entity and continuing its corporate existence after the Acquisition, (d) the Acquisition not resulting in an Event of Default, (e) Bank having received fully-executed copies of the Purchase Agreement and the other documents in connection with the Acquisition and (f) the Acquisition occurring on or prior to the date that is thirty (30) days from the date of this Loan Modification Agreement.

4.
FEES AND EXPENSES. Borrower shall reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5.
PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 29, 2019 delivered by Borrower to Bank, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof. Borrower acknowledges and agrees that all references in the Loan Agreement to the “Perfection Certificate” shall mean and include the Perfection Certificate as described herein.
6.
CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7.
RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8.
RELEASE BY BORROWER.

A.
FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
B.
In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.
By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
D.
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.
E.
Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
1
Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2
Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

3
The terms of this Loan Modification Agreement are contractual and not a mere recital.

4
This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5
Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
9.
CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10.
COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: BANK:

BRIGHTCOVE INC. SILICON VALLEY BANK

By:/s/ Robert Noreck By: /s/ Frank Groccia

Name: Robert Noreck Name: Frank Groccia

Title: Chief Financial Officer, Treasurer Title: Director

Schedule 1

***